SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 19, 2002

The Enstar Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

Georgia (State or other jurisdiction of incorporation)	0-07477 (Commission File Number)	63-0590560 (IRS Employer Identification Number)

401 Madison Avenue
Montgomery, Alabama 36104
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (334) 834-5483

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Signatures
TEXT OF PRESS RELEASE OF ENSTAR

Item 5. Other Events.

     On August 27, 2002, Enstar issued a press release (the “Press Release”) announcing the funding of a $21 million capital call under the terms of its November 2001 transaction with Castlewood Holdings Limited (“Castlewood Holdings”), its partially owned equity affiliate. Enstar also announced the closing on August 19, 2002 of Castlewood Holdings’ purchase of Hudson Reinsurance Company Limited. The Press Release is filed herewith as Exhibit 99.1 and is incorporated herein by reference thereto.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits

99.1	Text of Press Release of Enstar, dated August 27, 2002.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 30, 2002

THE ENSTAR GROUP, INC.

	By:	/s/ Cheryl D. Davis

Cheryl D. Davis Chief Financial Officer, Vice President of Corporate Taxes and Secretary